AGREEMENT AND
                        PLAN OF REORGANIZATION
                         DATED APRIL 12, 1999
                               BETWEEN
                          EPL VENTURES CORP
                                 AND
                 INDUSTRIAL RUBBER INNOVATIONS, INC.

                 AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into this 12th day of April, 1999 by and between EPL
VENTURES CORP, a Florida corporation ("EPL" and "Surviving
Corporation") and INDUSTRIAL RUBBER INNOVATIONS, INC., a Nevada corporation ("IRI").

                               RECITALS

       A. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A ("Certificate of Merger"), the parties intend that IRI will merge with and into EPL (the "Merger"), whereby at the Effective Time (and after giving effect to the Reverse Stock Split described in Section 2.1(a) hereof), all of the IRI Common Stock will be converted into three million eight hundred thousand (3,800,000) shares of common stock of EPL (the "EPL Common Stock").

       B. For federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section368(a)(1)(A) of the Code.

       C. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

                              AGREEMENT

       NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

       1.      CERTAIN DEFINITIONS.

        1.1 "AFFILIATE" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

        1.2 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

        1.3    "CLOSING DATE" shall mean the date of the Closing.

        1.4 "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

        1.5 "COMMISSION" shall mean the United States Securities and Exchange Commission.

        1.6 "DISSENTING SHARES" shall mean those shares held by holders who perfect their appraisal rights under the applicable state laws.

        1.7 "EFFECTIVE TIME" shall mean the date and time of the effectiveness of the Merger under Florida law.

        1.8 "GAAP" shall mean generally accepted accounting principles.

        1.9 "IRI COMMON STOCK" shall mean all of the outstanding shares of Common Stock of IRI.

        1.10 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the operations, assets or financial condition
(financial or otherwise) of an entity considered as a whole.

        1.11   "SECURITIES ACT" shall mean the Securities Act of
1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

        1.12 "TRANSACTION DOCUMENTS" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

       2.      PLAN OF REORGANIZATION.

        2.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Certificate of Merger, IRI shall be merged with and into EPL in accordance with the applicable provisions of the laws of the States of Florida and Nevada, and with the terms and conditions of this Agreement and the Certificate of Merger, so that:

               (A)    At the Effective Time (as defined in Section
2.5 (below)), IRI shall be merged with and into EPL. As a result of the Merger, the separate corporate existence of IRI shall cease, and EPL shall continue as the surviving corporation, and shall succeed to and assume all of the rights and obligations of IRI in accordance with the laws of Florida. In addition, at the Effective Time, the outstanding shares of common stock of EPL will undergo a 1 for 5 reverse stock split, resulting in an aggregate of 3,444,000 shares of common stock issued and outstanding (without giving effect to the shares issued to IRI hereunder).

               (B) The Bylaws of EPL in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving
Corporation after the Effective Time unless and until further amended as provided by law. The Certificate of Incorporation of EPL shall be amended as provided in the Certificate of Merger attached hereto as Exhibit A.

               (C) Subject to the terms of this Agreement, the directors and officers of IRI immediately prior to the Effective
Time shall be the directors and officers of the Surviving
Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

               (D) At the Effective Time, EPL shall cause to be issued to the IRI shareholders (the "Warrant Holders"), pro-rata in accordance with their stock ownership prior to the merger, warrants to acquire an aggregate of 2,000,000 shares of EPL common stock (the "Warrants"). One half (1/2) of the Warrants held by each Warrant Holder shall be exercisable for a period of 24 months at an exercise price of $0.50 per share, and the balance shall be exercisable for a period of 24 months at an exercise price of $0.75 per share. Upon the exercise of any or all of the Warrants, the Warrant Holders shall receive shares of common stock which are "restricted" in accordance with Rule 144 of the Securities Act of 1933.

        2.2 CONVERSION OF SHARES. Each share of IRI Common Stock, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger, and at the Effective Time, and without further action on the part of any holder thereof, be converted into 1,000 shares of fully paid and nonassessable shares of EPL Common Stock.

        2.3    FRACTIONAL SHARES.  No fractional shares of EPL
Common Stock will be issued in connection with the Merger.

        2.4 THE CLOSING. Subject to termination of this Agreement as provided in Section 10 (below), the Closing shall take place at the offices of M. Richard Cutler, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660, as soon as possible upon the satisfaction or waiver of all conditions set forth in Sections 8 and 9 hereof, or such other time and place as is mutually agreeable to the parties.

        2.5 EFFECTIVE TIME. Simultaneously with the Closing, the Certificate of Merger shall be filed in the office of the Secretary of State of the State of Florida. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such office.

        2.6 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section368(a)(1)(A) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section368(a) of the Code. EPL represents now, and as of the Closing Date, that it presently intends to continue IRI's historic business or use a significant portion of IRI's business assets in a business.

       3. REPRESENTATIONS AND WARRANTIES OF IRI. IRI represents and warrants to EPL as set forth below. No fact or circumstance disclosed shall constitute an exception to these representations and warranties except as may mutually be agreed upon in writing by the parties hereto.

        3.1 ORGANIZATION. IRI is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and authority to carry on its business as it is now being conducted. IRI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on IRI.

        3.2    CAPITALIZATION.

               (A) The authorized capital of IRI consists of 200,000,000 shares of Common Stock, par value $0.001 per share, of which 3,800 shares are issued and outstanding.

               (B) IRI does not have outstanding any preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any IRI capital stock or other securities.

               (C) All of the issued and outstanding shares of IRI capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of IRI's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

               (D)    Except for any restrictions imposed by
applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of IRI's capital stock.

               (E) IRI is not a party or subject to any agreement or understanding (and, to IRI's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

        3.3 POWER, AUTHORITY AND VALIDITY. IRI has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of IRI and no other corporate proceedings on the part of IRI are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. IRI is not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which IRI is qualified to do business, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to IRI's business, nor consent of any governmental authority, is required to be obtained on the part of IRI to permit the transactions contemplated herein and to permit IRI to continue the business activities of IRI as previously conducted by IRI without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by IRI shall be, the valid and binding obligations of IRI, enforceable in accordance with their respective terms.

        3.4    TAX-FREE REORGANIZATION.

               (A) IRI has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section368(a) of the Code.

               (B) IRI is not an investment company as defined in SectionSection368(a)(2)(F)(iii) and (iv) of the Code.

        3.5 EXEMPT REORGANIZATION. For purposes of the transactions contemplated hereunder and in accordance with Section 25103(h) of the California Corporate Securities Code:

               (A) IRI has 35 or fewer security holders, all of which are equity security holders.

               (B) all equity security holders of IRI have either a preexisting personal or business relationship with EPL or any of its officers, directors, or controlling persons or by reason of their business or financial experience or the business and financial experience of their financial advisors could be reasonably assumed to have the capacity to protect their own interest in connection with the transaction.

               (C)    all equity security holders of IRI have
consented in writing to the transaction.

               (D)    each equity security holder of IRI has
represented that the acquisition of the EPL Common Stock in the transaction is for the equity security holder's own account and not with a view to or for sale in connection with any distribution of common stock.

        3.6 NO BROKERS. IRI is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

       4. REPRESENTATIONS AND WARRANTIES OF EPL. EPL represents and warrants to IRI as set forth below. No fact or circumstance disclosed to IRI shall constitute an exception to these representations and warranties except as may mutually be agreed upon in writing by IRI and EPL.

        4.1 ORGANIZATION. EPL is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to carry on its business as it is now being conducted. EPL is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on EPL.

        4.2    CAPITALIZATION.

               (A) The authorized capital of EPL consists of 50,000,000 shares of Common Stock, of which 17,220,000 shares are issued and outstanding (prior to the Reverse Stock Split described in Section 2.1(a) hereof and without giving effect to the shares issued to IRI hereunder). Immediately following the Merger and the other transactions contemplated herein, there shall be issued an outstanding an aggregate of 7,244,000 shares of common stock, plus warrants to acquire an additional 2,000,000 shares of common stock as described in Section 2.1(d) hereof.

               (B) EPL has no outstanding preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any EPL capital stock or other securities.

               (C) All of the issued and outstanding shares of EPL capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of EPL's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

               (D)    Except for any restrictions imposed by
applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of EPL capital stock.

               (E) EPL is not a party or subject to any agreement or understanding (and, to EPL's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

        4.3 POWER, AUTHORITY AND VALIDITY. EPL has the corporate power to enter into this Agreement and the other Transaction Documents to which they are parties and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of EPL and no other corporate proceedings on the part of EPL are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. EPL is not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Florida and appropriate documents with the relevant authorities of other states in which EPL is qualified to do business, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to EPL's business, nor consent of any governmental authority, is required to be obtained on the part of EPL to permit the transactions contemplated herein and to permit EPL to continue the business activities of EPL as previously conducted by EPL without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by EPL shall be, the valid and binding obligations of EPL, enforceable in accordance with their respective terms.

        4.4    TAX-FREE REORGANIZATION.

               (A) EPL has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section368(a) of the Code.

               (B) EPL is not an investment company as defined in SectionSection368(a)(2)(F)(iii) and (iv) of the Code.

        4.5 EXEMPT REORGANIZATION. For purposes of the transactions contemplated hereunder and in accordance with Section 25103(h) of the California Corporate Securities Code:

               (A) EPL has not earned a majority of its revenue from investments in the last four years.

               (B) The transactions contemplated hereunder have not been accomplished by the publication of any advertisement.

        4.6 NO BROKERS. EPL is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

       5.      PRECLOSING COVENANTS OF EPL.

        5.1 NOTICES AND APPROVALS. EPL agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by IRI in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by IRI in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause EPL to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by IRI in connection with this Agreement and the consummation of the transactions contemplated hereby.

        5.2 INFORMATION FOR IRI S STATEMENTS AND APPLICATIONS. EPL and its employees, accountants and attorneys shall cooperate fully with IRI in the preparation of any statements or applications made by IRI to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish IRI with all information concerning EPL necessary or deemed desirable by IRI for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

       6.      MUTUAL COVENANTS.

        6.1 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, IRI and EPL shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and
(iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

        6.2 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

       7.      CLOSING MATTERS.

        7.1 FILING OF CERTIFICATE OF MERGER. On the date of the Closing, but not prior to the Closing, the Certificate of Merger shall be filed with the offices of the Secretary of State of the State of Florida and the merger of IRI with and into EPL shall be consummated.

        7.2 EXCHANGE OF CERTIFICATES. At or within 30 days of the Closing, EPL shall deliver and issue to each shareholder of IRI a certificate or certificates representing the EPL Common Stock issuable to such shareholder as consideration in this Merger.

        7.3 DELIVERY OF DOCUMENTS. On or before the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in Sections 8 and 9, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by IRI and/or EPL, as the case may be. All documents which IRI shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to EPL. All documents which EPL shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to IRI.

       8.      TERMINATION OF AGREEMENT.

        8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned by either IRI or EPL, if the Merger is not effected by April 30, 1999. Any termination of this Agreement under this
Section 8.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

        8.2 LIABILITY FOR TERMINATION. Any termination of this Agreement pursuant to this Section 8 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, that if such termination shall result from the willful failure of a party to carry out its obligations under this Agreement, then such party shall be liable for losses incurred by the other parties as set forth in Section 8.5. The provisions of this Section 8.2 shall survive termination.

        8.3 CERTAIN EFFECTS OF TERMINATION. In the event of the termination of this Agreement as provided in Section herein, each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect.

        8.4 REMEDIES. No party shall be limited to the termination right granted in Section 8.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

               (A) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

               (B) decline to close, terminate this Agreement as provided in Section 8.1 hereof, and thereafter seek damages to the extent permitted in Section 8.5 hereof.

        8.5 ARBITRATION. Any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration conducted by JAMS/Endispute under the JAMS/Endispute Rules for Complex Arbitration (the "JAMS Rules"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of the United States District Courts for the Southern District of California shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the JAMS Rules within ten (10) days of the submission to JAMS/Endispute of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the JAMS Rules; provided, however, that the arbitrator shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights to recover any such damages. The arbitrator shall award the prevailing party its costs and reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fees. All arbitration shall be held in Orange County, California. In addition to the above court, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the parties irrevocably submit to the nonexclusive jurisdiction of the state and federal courts situated where the respondent is domiciled or resides as of the Effective Date in any action to enforce an arbitration award. With respect to any request for immediate injunctive relief, that state and federal courts in Orange County, California shall have exclusive jurisdiction and venue over any such disputes.

       9.      MISCELLANEOUS.

        9.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        9.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

        9.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        9.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

        9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

        9.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

        9.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

        9.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

        9.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

        9.10 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

        9.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this
Section 9.11.

        IRI:

        Industrial Rubber Innovations, Inc.
        4525 New Horizon Boulevard, Suite 7
        Bakersfield, CA 93313
        Attn: John Proulx
        Facsimile (805) 833-8088

        with a copy to:

        Law Offices of M. Richard Cutler
        610 Newport Center Drive, Suite 800
        Newport Beach, CA 92660
        Attn: Brian A. Lebrecht, Esq.
        Facsimile (949) 719-1988

        EPL:

        EPL Ventures Corp
        _____________________________
        _____________________________
        _____________________________

Such notice will be treated as having been received upon actual receipt.

        9.12  TIME.  Time is of the essence of this Agreement.

        9.13 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.
 The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

        9.14 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 9.14.

        9.15 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

        9.16 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        9.17 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of IRI specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDUSTRIAL RUBBER INNOVATIONS, INC.                  EPL VENTURES CORP.


/s/   John Proulx                                    /s/  Nora Coccaro
By: John Proulx                                      By:   Nora Coccaro
Its: President and CEO                               Its:   President


ATTEST:                                                 ATTEST:

/s/   Dave Foran                                        /s/  Nora Coccaro
By: Dave Foran                                          By: Nora Coccaro
Its: Secretary                                          Its: Secretary

               Industrial Rubber Innovations, Inc.

                       Secretary's Certificate

            The undersigned, Dave Foran, Secretary of Industrial Rubber Innovations, Inc., a Nevada corporation and one of the merging corporations mentioned in the foregoing Agreement and Plan of Reorganization (the "Agreement"), certifies that the Agreement has been adopted by the written consent of the shareholders of all of the outstanding stock of Industrial Rubber Innovations, Inc. entitled to vote thereon in accordance with the provisions of the General Corporation Law of the State of Nevada.

Dated: April 12, 1999



 /s/    Dave Foran
Name:
Secretary of Industrial Rubber Innovations, Inc.

                          EPL Ventures Corp.

                       Secretary's Certificate

            The undersigned, Nora Coccaro, Secretary of EPL Ventures Corp, a Florida corporation and one of the merging corporations mentioned in the foregoing Agreement and Plan of Reorganization (the "Agreement"), certifies that the Agreement has been adopted by the affirmative vote of the holders of a majority of the outstanding Common Stock of EPL Ventures Corp entitled to vote thereon at a meeting held pursuant to notice in accordance with the provisions of the Florida General Corporation Law.

Dated: April 12, 1999



 /s/   Nora Coccaro
Name:
Secretary of EPL Ventures Corp

                              EXHIBIT A

                          ARTICLES OF MERGER
                                  OF
                 INDUSTRIAL RUBBER INNOVATIONS, INC.
                        (A NEVADA CORPORATION)
                                 INTO
                          EPL VENTURES CORP
                       (A FLORIDA CORPORATION)

                               FLORIDA

                          ARTICLES OF MERGER
                                  OF
                 INDUSTRIAL RUBBER INNOVATIONS, INC.
                        (A NEVADA CORPORATION)
                                 INTO
                          EPL VENTURES CORP
                       (A FLORIDA CORPORATION)


            The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.

FIRST:       The name and jurisdiction of the SURVIVING corporation is:

             EPL Ventures Corp, a Florida corporation

SECOND:     The name and jurisdiction of each MERGING corporation is:

             Industrial Rubber Innovations, Inc., a Nevada corporation

THIRD:      The Plan of Merger is attached.

FOURTH: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

FIFTH:              The Plan of Merger was adopted by the
                    shareholders of the surviving corporation by written consent on April 12, 1999.

SIXTH:              The Plan of Merger was adopted by the
                    shareholders of the merging corporation by written consent on April 12, 1999.


EPL VENTURES CORP.,                       INDUSTRIAL RUBBER
A FLORIDA CORPORATION                      INNOVATIONS, INC.,
                                          A NEVADA CORPORATION



_________________________
                                         ______________________________
By: _____________________                 By:    John Proulx
Its: ______________________              Its:     President

                            PLAN OF MERGER


     The following plan of merger is submitted in compliance with section 607.1101, F.S. and in accordance with the laws of any other applicable jurisdiction of incorporation.

FIRST:       The name and jurisdiction of the SURVIVING corporation is:

             EPL Ventures Corp, a Florida corporation

SECOND:     The name and jurisdiction of each MERGING corporation is:

             Industrial Rubber Innovations, Inc., a Nevada corporation

THIRD:      The terms and conditions of the merger are as follows:

            Effective on the date the Articles of Merger are filed with the State of Florida, the Merging Corporation will merge into the Surviving Corporation, and the existence of the Merging Corporation will cease. The shareholders of the Merging Corporation (the "Merging Shareholders"), representing an aggregate of 3,800 shares, will exchange each of their shares in the Merging Corporation for 1,000 shares of common stock in the Surviving Corporation. In addition, the Merging Shareholders will receive an aggregate of 2,000,000 warrants to acquire common stock of the Surviving Corporation. Prior to the exchange by the Merging Shareholders as described above, the outstanding common stock of the Surviving Corporation will undergo a 1 for 5 reverse stock split so that there will then be issued and outstanding 3,444,000 shares of common stock. Subsequent to the transactions described herein, there will be issued and outstanding an aggregate of 7,244,000 shares of common stock issued and outstanding in the Surviving Corporation. Finally, on the Effective Date, the name of the Surviving Corporation will be changed to Industrial Rubber Innovations, Inc. A complete executed Plan and Agreement of Merger is on file at the Surviving Corporation's registered office or other place of business and shall be furnished, on request, to any owner of either the Merging Corporation or the Surviving Corporation.

FOURTH: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property is as follows:

                  (1) At the time this Amendment becomes effective, each five shares of common stock, $.001 par value per share, of the Corporation issued and outstanding at such time shall be, and hereby is, changed and reclassified into one fully-paid and nonassessable share of common stock, $.001 par value per share, of the Corporation authorized by such Amendment, with the result that the number of shares of common stock of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment is 17,220,000 shares of common stock, $.001 par value per share, and the number of shares of common stock of the Corporation issued and outstanding immediately following the taking of effect of this Amendment is 3,444,000 shares of common stock, $.001 par value per share. At any time after this Amendment becomes effective, each certificate representing any shares of common stock, $.001 par value per share, of the Corporation outstanding immediately prior to the taking of effect of this Amendment (collectively, the "Old Certificates") shall be exchangeable for a certificate representing shares of common stock, $.001 par value per share, of the Corporation authorized by such Amendment (collectively, the "New Certificates"), in the ratio for such reclassification stated above (i.e., 1 : 5) through the surrender of such Old Certificates by the holders of record thereof to the Secretary of this Corporation at the principal office of the Corporation.

                  (2)  Upon surrender for exchange by each
                  shareholder of an Old Certificate, the Corporation shall issue and deliver to each such shareholder a New Certificate representing one share of common stock, $.001 par value per share, of the Corporation for each five shares of common stock, $.001 par value per share, of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment. The reclassification of issued and outstanding shares of common stock, $.001 par value per share, of the Corporation into shares of common stock, $.001 par value per share, of the Corporation shall be deemed to occur when this Amendment becomes effective and neither the surrender of the Old Certificates nor the issuance of the New Certificates shall be a necessary condition for the effectiveness of such reclassification. Each Old Certificate shall be canceled upon its surrender and the issuance of a New Certificate evidencing such shares as so reclassified. Consequently, the stated capital of this Corporation shall remain unchanged following the taking of effect of this Amendment.

FIFTH: Amendments to the articles of incorporation of the surviving corporation are indicated below:

                          "Articles I - Name

             The name of this corporation is Industrial Rubber
            Innovations, Inc.

                      Article IV - Capital Stock

             This Corporation is authorized to issue two classes of
            shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is Fifty Million (50,000,000) shares, par value $0.001.
            The total number of shares of Preferred Stock which this Corporation is authorized to issue is Five Million (5,000,000) shares, par value $0.001.

             The shares of Preferred Stock may be issued from time
            to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Florida. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        The outstanding shares of common stock are subject to a 1 to 5 reverse stock split."

                              EXHIBIT B

                   ARTICLES AND AGREEMENT OF MERGER
                                  OF
                 INDUSTRIAL RUBBER INNOVATIONS, INC.
                        (A NEVADA CORPORATION)
                                 INTO
                          EPL VENTURES CORP
                       (A FLORIDA CORPORATION)

                                NEVADA

                   ARTICLES AND AGREEMENT OF MERGER
                                  OF
                 INDUSTRIAL RUBBER INNOVATIONS, INC.
                        (A NEVADA CORPORATION)
                                 INTO
                          EPL VENTURES CORP
                       (A FLORIDA CORPORATION)

     The undersigned officers of Industrial Rubber Innovations, Inc., a Nevada corporation as the disappearing corporation, and of EPL Ventures Corp., a Florida corporation as the surviving corporation, pursuant to a Plan and Agreement of Merger submit these Articles and Agreement of Merger pursuant to the provisions of the Nevada Revised Statutes 92A.

Article I - Constituent Corporations

     The name and place of organization and governing law of each constituent corporation is:

     A.     Industrial Rubber Innovations, Inc., a Nevada corporation
     B.     EPL Ventures Corp., a Florida corporation

     The Address for Service of Process is 610 Newport Center Drive, Suite 800, Newport Beach, California 92660, Attention Brian A.
Lebrecht, Esq.

Article II - Adoption of the Plan and Agreement of Merger

     The respective Boards of Directors of the Surviving Corporation and the Disappearing corporation have adopted a Plan and Agreement of Merger.

Article III - Approval of the Plan and Agreement of Merger by the
Owners

     The Plan and Agreement of Merger was approved by the written consent of the owners of each class of interests of the Surviving
Corporation and the Disappearing Corporation.

Article IV - Amendments to the Articles of Incorporation of the
Surviving Corporation

     The Articles of Incorporation of the Surviving Corporation shall not be amended by these Articles of Merger.

Article V - Plan and Agreement of Merger

     A. The complete executed Plan and Agreement of Merger is on file at the Surviving Corporation's registered office or other place of business.

     B. A copy of the Plan and Agreement of Merger shall be furnished, on request and without cost, to any owner of a corporation which is party to the merger.

Article VI - Effective Date of Merger

     The merger of the Disappearing Corporation with and into the Surviving Corporation shall take effect on April ___, 1999, which date is not more than 90 days after the filing of these Articles and Agreement of Merger.

     Dated this 12th day of April, 1999.

"DISAPPEARING CORPORATION"                "SURVIVING CORPORATION"

Industrial Rubber Innovations, Inc.       EPL Ventures Corp.
4525 New Horizon Boulevard, Suite 7       ____________________
Bakersfield, CA 93313                     ____________________

________________________________           ______________________________
By:  John Proulx                           By:    ________________________
Its: President                             Its:   ________________________


STATE OF CALIFORNIA)
                   )ss.
COUNTY OF          )

On ______________, 1999, before me, _______________________, Notary
Public, personally appeared John Proulx, ___ personally known to me, or ___ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity and that by their signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

    WITNESS my hand and official seal.


    Signature: ____________________

              (This are for official notarial seal)

    STATE OF       )
                   )ss.
    COUNTY OF      )

    On ______________, 1999, before me,
    _________________________, Notary Public, personally
    appeared ______________________________________, ___
    personally known to me, or ___ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity and that by their signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

         Signature: ____________________

                  (This are for official notarial seal)